UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2021

ITRON, INC.

(Exact name of registrant as specified in its charter)

Washington	000-22418	91-1011792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2111 N. Molter Road, Liberty Lake, Washington	99019
(Address of principal executive offices)	(Zip Code)

(509) 924-9900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 9, 2021, Itron, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), to issue and sell 3,888,889 shares of its common stock, without par value (the “Underwritten Shares”), in a public offering (together with the public offering of the Additional Shares (as defined below), the “Shares Offering”) pursuant to a shelf registration statement on Form S-3 (File No. 333-253986) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 583,333 Shares of the Company’s common stock (the “Additional Shares” and, together with the Underwritten Shares, the “Shares”), which option was exercised in full by the Underwriters on March 10, 2021. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the Shares from the Company at a price of $90.00 per share. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Purchase Agreement

On March 9, 2021, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $400,000,000 principal amount of its 0.00% Convertible Senior Notes due 2026 (the “Firm Notes”), in a private placement for resale to qualified institutional buyers (together with the private placement of the Additional Notes (as defined below), the “Notes Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Firm Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $60.0 million aggregate principal amount of Convertible Senior Notes (the “Additional Notes” and, together with the Firm Notes, the “Notes”), which option was exercised in full by the Initial Purchasers on March 10, 2021.

Indenture and Notes

On March 12, 2021, the Company entered into an indenture with U.S. Bank National Association, as trustee, relating to the issuance by the Company of the Notes (the “Indenture”). The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on March 15, 2026, unless earlier repurchased, redeemed, or converted in accordance with their terms.

The initial conversion rate of the Notes is 7.9365 shares of the Company’s common stock, without par value, per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $126.00 per share). The conversion rate of the Notes is subject to adjustment upon the occurrence of certain specified events. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or upon a notice of redemption, the Company will, in certain circumstances, increase the conversion rate for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption, as the case may be.

Prior to the close of business on the business day immediately preceding December 15, 2025, the Notes are convertible at the option of the holders only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business-day period after any five consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) upon the occurrence of specified corporate events; or (4) upon a Company redemption. On or after December 15, 2025, until the close of business on the second scheduled trading day immediately preceding March 15, 2026, holders of the Notes may convert all or a portion of their Notes, at any time. Upon conversion, the Company will pay cash up to the aggregate principal amount of Notes to be converted and pay and/or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

No sinking fund is provided for the Notes. On or after March 20, 2024 and prior to December 15, 2025, the Company may redeem for cash all or part of the Notes, at its option, if the last reported sales price of common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related notice of the redemption. The redemption price of each Note to be redeemed will be the principal amount of such Note, plus accrued and unpaid special interest, if any. Upon the occurrence of a fundamental change (as defined in the Indenture), subject to a limited exception described in the Indenture, holders may require the Company to repurchase all or a portion of their Notes for cash at a price equal to plus accrued and unpaid special interest to, but not including, the fundamental change repurchase date (as defined in the Indenture).

The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsubordinated debt, and senior in right of payment to any future debt that is expressly subordinated in right of payment to the Notes. The Notes will be effectively subordinated to any of the Company’s existing and future secured debt to the extent of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing debt and any future debt and any other liabilities of our subsidiaries.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on March 9, 2021 and option exercise on March 10, 2021, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with Bank of Montreal, BNP Paribas, Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, and Wells Fargo Bank, National Association (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $84.1 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 3.7 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price of approximately $126.00, subject to customary adjustments. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes, subject to earlier exercise or termination.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution upon conversion of the Notes and/or offset any cash payments we are required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the Convertible Note Hedge Transactions, is greater than the strike price of those Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of confirmations for the Convertible Note Hedge Transactions attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on March 9, 2021 and option exercise on March 10, 2021, the Company separately entered into privately-negotiated warrant transactions (the “Warrant Transactions”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 3.7 million shares of the Company’s common stock at an initial strike price of $180.00 per share, which represents a premium of 100% over the public offering price in the Shares Offering. The Company received aggregate proceeds of approximately $45.3 million from the sale of the Warrant Transactions to the Counterparties with such proceeds partially offsetting the costs of entering into the Convertible Note Hedge Transactions. The Warrant Transactions expire in 2026. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrant Transactions, the Warrant Transactions will have a dilutive effect on the Company’s earnings per share, unless the Company elects, subject to certain conditions, to settle the Warrant Transactions in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrant Transactions. The foregoing description of the Warrant Transactions is qualified in its entirety by the copy of the form of confirmations for the Warrant Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 3 to Credit Agreement

On March 8, 2021, the Company entered into Amendment No. 3 to Credit Agreement (the “Amendment”), which amends the Company’s Second Amended and Restated Credit Agreement, dated as of January 5, 2018 (as amended, the “Credit Agreement”), among the Company, as borrower, the lenders from time to time thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

The Amendment amends the Credit Agreement to permit the Convertible Note Hedge Transactions and Warrant Transactions.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

Completion of Offerings

On March 12, 2021, the Company closed the Shares Offering and the Notes Offering.

In connection with the Shares Offering, the legal opinion of Perkins Coie LLP as to the legality of the Shares sold is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein and into the Registration Statement by reference.

Press Releases

On March 8, 2021, the Company announced the commencement of the Notes Offering. A copy of the press release announcing the commencement of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 8, 2021, the Company announced the commencement of the Shares Offering. A copy of the press release announcing the commencement of the Shares Offering is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

On March 10, 2021, the Company announced the pricing of the Notes. A copy of the press release announcing the pricing of the notes is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On March 10, 2021, the Company announced the pricing of the Shares. A copy of the press release announcing the pricing of the notes is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of March 9, 2021, by and between Itron, Inc. and J.P. Morgan Securities LLC, as representative of the underwriters

4.1	Indenture, dated as of March 12, 2021, by and between Itron, Inc. and U.S. Bank National Association, as trustee

4.2	Form of 0.00% Convertible Senior Note due 2026 (included in Exhibit 4.1)

5.1	Opinion of Perkins Coie LLP

10.1	Form of Convertible Note Hedge

10.2	Form of Warrant Confirmation

10.3	Amendment No. 3, dated March 8, 2021, to the Credit Agreement, dated January 5, 2018 among Itron, Inc. and certain foreign borrowers, guarantors, lenders and issuing parties thereto, and Wells Fargo Bank, National Association, as administrative agent

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1)

99.1	Press Release dated March 8, 2021 announcing the offering of the Notes

99.2	Press Release dated March 8, 2021 announcing the offering of the Shares

99.3	Press Release dated March 10, 2021 announcing the pricing of the Notes

99.4	Press Release dated March 10, 2021 announcing the pricing of the Shares

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021	ITRON, INC.

	By:	/s/ JOAN S. HOOPER
	Name:	Joan S. Hooper
	Title:	Senior Vice President and Chief Financial Officer